EXHIBIT 4.14

WAIVER AND FOURTH AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

THIS WAIVER AND FOURTH AMENDMENT (the “Waiver and Amendment”) TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT dated as of August 4, 2004, as amended (the “Stockholders’ Agreement”), is entered into as of the Effective Date (as defined below) by and among Pharmasset, Inc., a Delaware corporation (the “Company”), and the undersigned holders of the Company’s capital stock (collectively, the “Stockholders”). Capitalized terms used but not otherwise defined in this Waiver and Amendment shall have the meanings set forth in the Stockholders’ Agreement.

RECITALS

WHEREAS, the Company intends to issue and sell shares of common stock of the Company, par value $.001 per share, in an underwritten public offering (the “Offering”) and has filed a Registration Statement (No. 333-133907) with the Securities and Exchange Commission (the “Commission”) related to the Offering (the “Registration Statement”); and

WHEREAS, the Company and the Stockholders desire to amend the definition of “Qualified IPO” contained in Section 1.1 of the Stockholders’ Agreement;

WHEREAS, each Stockholder desires to waive its rights under Section 2.2 of the Stockholders’ Agreement with respect to the Offering;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Definition of “Qualified IPO”. The definition of the term “Qualified IPO” set forth in Section 1.1 of the Stockholders’ Agreement is hereby amended in its entirety as follows:

“Qualified IPO” shall mean a fully underwritten, firm commitment public offering that is consummated pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of Common Stock in which the aggregate offering amount equals or exceeds $30,000,000 and in which the price per share of the Common Stock offered to the public equals or exceeds $5.00 (such price to be equitably adjusted in the event of any stock dividend, stock split, reverse split, combination, recapitalization or other similar event).

2. Waiver. Solely with respect to the Offering, each of the undersigned hereby waives its respective rights pursuant to Section 2.2 of the Stockholders’ Agreement, including the right to receive notice.

3. Governing Law. This Waiver and Amendment shall be governed by and construed under the laws of the State of Delaware (without giving effect to any conflicts or choice of laws provisions which would cause the application of the domestic substantive laws of any other jurisdiction).

4. Effective Date. This Waiver and Amendment shall become effective (the “Effective Date”) upon receipt by the Company of counterparts of this Waiver and Amendment duly executed by (a) with respect to Section 1 hereof (i) the Majority Investors and (ii) Stockholders holding a majority of the outstanding shares of the Common Stock subject to the Stockholders’ Agreement and the Preferred Stock (on an as-if-converted basis) voting together as a single class and (b) with respect to Section 2 hereof, (i) the Majority Investors and (ii) Stockholders other than the Investors holding a majority of the Common Stock and Preferred Stock (on an as-if-converted basis) owned by such stockholders. Each Stockholder shall be bound by this Waiver and Amendment whether or not such Stockholder shall have consented to this Waiver and Amendment.

5. Termination of Waiver and Amendment. This Waiver and Amendment shall terminate and have no further effect in the event that the Registration Statement has not been declared effective by the Commission and the Company terminates the Offering.

6. Miscellaneous. From and after the Effective Date of this Waiver and Amendment, unless otherwise terminated pursuant to Section 5 hereof, each reference in the Stockholders’ Agreement to “this Agreement”, “hereof”, “hereunder”, or words of like import in any and all agreements, instruments, documents, notes, certificates and other writings of any kind and nature shall be deemed to refer to the Stockholders’ Agreement as amended by this Waiver and Amendment. This Waiver and Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument. The headings in this Waiver and Amendment are for purposes of reference only and shall not limit or otherwise effect the meaning hereof.

[Signatures on Following Pages]

WAIVER AND FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

2

IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Fourth Amendment to the Second Amended and Restated Stockholders’ Agreement as of the Effective Date.

COMPANY:

PHARMASSET, INC.

By:	/s/ P. Schaefer Price
Name:	P. Schaefer Price
Title:	President and Chief Executive Officer

STOCKHOLDERS:

/s/ Raymond F. Schinazi Raymond F. Schinazi, Ph.D.

RFS PARTNERS, L.P.

By:	RFS & Associates, LLC

By:	/s/ Raymond F. Schinazi
Name:	Raymond F. Schinazi
Title:	Manager

RAYMOND F. SCHINAZI 2005
QUALIFIED ANNUITY TRUST

By:	/s/ Raymond F. Schinazi
Name:	Raymond F. Schinazi
Title:	Trustee

/s/ Chung K. Chu Chung K. Chu, Ph.D.

Dennis Liotta, Ph.D.

Jean-Pierre Sommadossi, Ph.D.

SIGNATURE PAGE TO WAIVER AND FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS (Cont’d):

JEAN-PIERRE SOMMADOSSI 2004
QUALIFIED ANNUITY TRUST NO. 2

By:
Name:	Jean-Pierre Sommadossi
Title:	Trustee

/s/ Carol Lynn Schinazi Carol Lynn Schinazi

/s/ Rebecca Elizabeth Schinazi Rebecca Elizabeth Schinazi

/s/ Jaime L. Rabi Jaime L. Rabi

/s/ Marcela Rabi Marcela Rabi

Andrea Rabi

Jaclyn H. Chu

/s/ Susan Chu Walley Susan Chu Walley

IDENIX PHARMACEUTICALS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO WAIVER AND FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS (Cont’d):

HOFFMANN-LA ROCHE INC.

By:
Name:
Title:

BURRILL LIFE SCIENCES
CAPITAL FUND, L.P.

By:	Burrill & Company (Life Sciences GP), LLC, its General Partner

By:
Name:
Title:

BURRILL INDIANA LIFE SCIENCES CAPITAL FUND, L.P.

By:	Burrill and Company (Indiana GP), LLC, its General Partner

By:
Name:
Title:

MPM BIOVENTURES III, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner

By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

SIGNATURE PAGE TO WAIVER AND FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS (Cont’d):

BB BIOVENTURES L.P.

By:	BAB BioVentures L.P., its General Partner

By:	BAB BioVentures, N.V., its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Manager

MPM BIOVENTURES PARALLEL FUND, L.P.

By:	MPM BioVentures I LP, its General Partner

By:	MPM BioVentures I LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Manager

MPM ASSET MANAGEMENT
INVESTORS 1999 LLC

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Manager

MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner

By:	MPM BioVentures III LLC, its General Partner
By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

SIGNATURE PAGE TO WAIVER AND FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS (Cont’d):

MPM BIOVENTURES III GMBH & CO.
BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

MPM BIOVENTURES III PARALLEL
FUND, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner

By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

MPM ASSET MANAGEMENT
INVESTORS 2004 BVIII LLC

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

SIGNATURE PAGE TO WAIVER AND FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS (Cont’d):

TVM V LIFE SCIENCE VENTURES
GMBH & CO. KG

By:	/s/ Mark C. Cipriano
Name:	Mark C. Cipriano
Title:	Managing Limited Partner

By:	/s/ John J. Dibello
Name:	John J. Dibello
Title:	Managing Limited Partner

TVM IV GMBH & CO. KG

By:	/s/ Mark C. Cipriano
Name:	Mark C. Cipriano
Title:	Authorized Signatory

By:	/s/ John J. Dibello
Name:	John J. Dibello
Title:	Managing Limited Partner

MDS LIFE SCIENCES TECHNOLOGY
FUND II NC LIMITED PARTNERSHIP, with respect to paragraphs 1, 3, 4, 5 and 6 hereof only

By:	MDS LSTF II (NCGP) Inc., its General Partner

By:	/s/ Graysanne Bedell /s/ Stephen Cummings
Name:	Graysanne Bedell Stephen Cummings
Title:	Vice-President Finance V.P. & Secretary

MDS LIFE SCIENCES TECHNOLOGY
FUND II QUEBEC LIMITED PARTNERSHIP, with respect to paragraphs 1, 3, 4, 5 and 6 hereof only

By:	MDS LSTF II (QGP) Inc., its General Partner

By:	/s/ Graysanne Bedell /s/ Stephen Cummings
Name:	Graysanne Bedell Stephen Cummings
Title:	Vice-President Finance V.P. & Secretary

SIGNATURE PAGE TO WAIVER AND FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS (Cont’d):
MLII CO-INVESTMENT FUND NC
LIMITED PARTNERSHIP, with respect to paragraphs 1, 3, 4, 5 and 6 hereof only

By:	MLII (NCGP) Inc., its General Partner

By:	/s/ Graysanne Bedell /s/ Stephen Cummings
Name:	Graysanne Bedell Stephen Cummings
Title:	Vice-President Finance V.P. & Secretary

CDIB BIOSCIENCE VENTURES I, INC.

By:	/s/ Benny T. Hu
Name:	Benny T. Hu
Title:	Chairman

SIGNATURE PAGE TO WAIVER AND FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT